                                                               Exhibit (a)(1)(C)

                         Notice of Guaranteed Delivery
                                      for
                        Tender of Shares of Common Stock
           (Including the Related Rights to Purchase Preferred Stock)
                                       of
                                Southdown, Inc.
                                       to
                            CENA Acquisition Corp.,
                           an indirect subsidiary of
                              CEMEX, S.A. de C.V.
                   (Not to be used for signature guarantees)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME,
           ON FRIDAY, NOVEMBER 3, 2000, UNLESS THE OFFER IS EXTENDED.


   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Citibank, N.A. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                                 Citibank, N.A.

                                  By Overnight Courier,
    By First Class Mail:        Certified or Express Mail             By Hand:
                                        Delivery:
       Citibank, N.A.                Citibank, N.A.                Citibank, N.A.
        P.O. Box 685             915 Broadway, 5th Floor       Corporate Trust Window
     Old Chelsea Station          New York, N.Y. 10010       111 Wall Street, 5th Floor
    New York, N.Y. 10113                                        New York, N.Y. 10043

              Facsimile
      Transmission for Eligible              For Confirmation by Telephone:
            Institutions:                            (800) 270-0808
           (212) 505-2248

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER TO TRANSMITTAL.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to CENA Acquisition Corp., a Delaware corporation and an indirect subsidiary of CEMEX, S.A. de C.V., a company organized under the laws of the United Mexican States, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 5, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.25 per share, including the related rights to purchase preferred stock (the "Shares"), of Southdown, Inc., a Louisiana corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered: __________    SIGN HERE
Certificate No(s) (if available):        Name(s) of Record Holder(s):
-------------------------------------    --------------------------------------
-------------------------------------    --------------------------------------
[_]  Check if securities will be                     (Please Print)
     tendered by book-entry transfer
                                         Address(es):
Name of Tendering Institution:           --------------------------------------
-------------------------------------    --------------------------------------
                                                                      (Zip Code)
Account: No: ________________________    Area Code and Telephone No(s):

Dated: ______________________________    --------------------------------------

                                         Signature(s):
                                         --------------------------------------
                                         --------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the days after the date hereof.

Name of Firm: _______________________     ___________________________________
Address: ____________________________            (Authorized Signature)
_____________________________________     Title: ______________________________
                             Zip Code     Name: _______________________________

Area Code and Tel. No. ______________            (Please type or print)

                                          Dated:  , ___________________________
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.